Exhibit 99.1

Amesite Announces Response to NIST RFI for Potential Semiconductor Manufacturing USA Institutes

DETROIT, December 14, 2022 (GLOBE NEWSWIRE) -- Amesite Inc. (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform for business and education markets, announced today that it has submitted a response to the National Institute of Standards and Technology’s request for information regarding the design of potential semiconductor and microelectronics innovation manufacturing institutes in the United States.

The Creating Helpful Incentives to Produce Semiconductors (CHIPS) for America Act is positioned to transform the U.S. semiconductor industry by offering an array of supportive funding mechanisms. According to the White House in their announcement of the Act1, “To ensure more people from all backgrounds and all regions and communities around the country, especially people from marginalized, under-served, and under-resourced communities, can benefit from and participate in STEM education and training opportunities, the CHIPS and Science Act authorizes new and expanded investments in STEM education and training from K-12 to community college, undergraduate and graduate education.”

With a recent collaboration with NAFEO, Amesite stands ready to help fulfil the talent shortages and diversity challenges the semiconductor industry faces today.

“NAFEO’s collaboration with Amesite will enable a large cohort of diverse persons to attain credentials in growth and high need disciplines, and equally as important, according to the Business Roundtable, new and/or different skills. The persons participating in the NAFEO Amesite collaboration will also have imbued in them the work ethic and cultural mores that are the cornerstones of an HBCU education, including a strong sense of their limitless potential, even in the most competitive industries, like the semiconductor industry,” commented NAFEO CEO and Attorney Lezli Baskerville. “We are confident that we will be able to provide learning opportunities through the various funding sources that are becoming available, and excited to begin.”

[1]	https://www.whitehouse.gov/briefing-room/statements-releases/2022/08/09/fact-sheet-chips-and-science-act-will-lower-costs-create-jobs-strengthen-supply-chains-and-counter-china/, accessed December, 2022

“Amesite and NAFEO have the ability to launch sophisticated technological programs in as little as 24 hours around the globe, and are targeting funding for HBCUs and PBIs, to improve the diversity of the semiconductor workforce.,” commented Amesite Founder and CEO, Dr. Ann Marie Sastry. “The US semiconductor urgently needs to upskill and reach diverse talent – and the best way to do that is to leverage a proven SaaS Partnership. We are grateful for the opportunity to comment and are eager to help the US lead in this space.”

●	As reported by CSIS[2], a recent study found that Taiwan had a shortfall of over 30,000 chip-making workers in the fourth quarter of 2021, a 77 percent increase from the previous year.

●	Deloitte has reported that digital transformation is required in order for the industry to be competitive and to grow[3], which requires upskilling of present workers in addition to cultivation of digitalization skills in new workers.

About Amesite Inc.

Amesite delivers its scalable, customizable, white-labeled online learning platform to universities, businesses, museums, and government agencies, enabling them to deliver outstanding digital learning. Amesite provides a single system that combines eCommerce, instruction, engagement, analytics, and administration using best-in-class infrastructure to serve multi-billion-dollar online learning markets. For more information, visit www.amesite.io.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia

TraDigital IR

(917) 633-8980

christine@tradigitalir.com

[2]	https://www.csis.org/analysis/reshoring-semiconductor-manufacturing-addressing-workforce-challenge, accessed December, 2022

[3]	https://www2.deloitte.com/content/dam/Deloitte/us/Documents/technology-media-telecommunications/us-tmt-2022-semiconductor-outlook.pdf, accessed December, 2022